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                                                                    Exhibit 4.01

                               STOCK OPTION PLAN
                               -----------------

     The purpose of the UniCAD, INC. Stock Option Plan (the "Plan") is (i) to authorize the Board of Directors (the "Board") to provide for the grant of incentive stock options and nonqualified stock options ("Options") to designated directors, officers, employees and associates (hereinafter collectively referred to as "associates") of UniCAD, INC. (hereinafter referred to as the "Company"). The Company believes that the Plan will cause the participants to perform at increasing levels of effectiveness and to contribute materially to the growth of the Company.

     1.  Administration
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          The Plan shall be administered and interpreted by the Board.  The
Board may delegate some or all of its authority to administer and interpret the Plan to a committee consisting of not less than two persons appointed by the Board of Directors from among its members. The Board shall determine (i) associates to whom Options shall be granted under the Plan, (ii) the type, number of shares and terms of the Options to be granted to each individual selected, (iii) the duration of the exercise period and (iv) any other matters arising under the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Options granted hereunder.

     2.  Grants
         ------

          Grants of Options under the Plan (hereinafter collectively referred to as "Grants") shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing, by the Board to the Grantee (as defined below) (the "Grant Letter"). The Board shall approve the form and provisions of each Grant Letter. Grants under the Plan need not be uniform as among the individual Grantees.

     3.  Shares Subject to the Plan
         --------------------------

          (a) The equity securities to be subject to Options granted under the Plan shall be shares of common stock of the Company par value $.01 per share ("Common Stock"). Subject to the adjustment specified below, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan's 470,000 shares. The Board may increase the number of shares that may be issued under the Plan. The shares may be authorized but unissued shares or treasury shares. If and to the extent Options granted under the Plan terminate, expire, or cancel without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.
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          (b) If there is any change in the number or kind of shares of Common
Stock through the declaration of stock dividends, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, may be proportionately adjusted by the Board, as its discretion, to reflect any increase or decrease in the number or kind of issued shares of Common Stock, if in the judgment of the Board such change, distribution or other event would significantly dilute the rights of Grantees (as defined below) hereunder, provided, however, that any fraction shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

     4.  Eligibility of Participation
         ----------------------------

          Associates of the Company designated by the Board shall be eligible to participate in the Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Board shall select the individuals to whom Grants are to be made (the "Grantees") from among the Participants and determine the number of shares of Common Stock subject to a particular Grant. Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including options granted to associates thereof who become associates of the Company, or for other proper corporate purpose.

     5.  Granting of Options
         -------------------

          (a) Number of Shares.  The Board may grant to each Grantee such number
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of Options as it shall determine in its sole discretion.  The Board, in its sole discretion, may provide a greater amount of Options to any Grantee at any time.

          (b) Type of Option and Price.  The Board may grant options qualifying
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as incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or other stock options ("Nonqualified Stock Options") in accordance with the terms and conditions set forth herein or any combination of Incentive Stock Options and Nonqualified Stock Options. The purchase price of Common Stock subject to an Incentive Stock Option or a Nonqualified Stock Option shall not be less than the fair market value of a share of such Stock on the date such Option is granted unless, with respect to a Nonqualified Stock Option, a lesser price is prescribed by the Board and specified in the Grant Letter. The "fair market value" of Common Stock shall be determined in good faith by the Board.

          (c) Exercise Period.  The Board shall determine the option exercise
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period of each Option; at the end thereof the Option shall expire and all rights to purchase shares of Common Stock thereunder shall cease. The option exercise period shall not exceed ten years from the date of Grant.

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          (d) Exercise of Options.  The shares of Common Stock subject to each
              -------------------
Option granted hereunder may be purchased only to the extent that the Grantee has the right to exercise such Option. The exercise period for Options shall be as determined by the Board and specified in the Grant Letter applicable to the Grantee. Unless specified otherwise in the Grant Letter, a Grantee's nonforfeitable interest in the event of death, disability or retirement, prior to the date on which otherwise fully exercisable, shall be proportionate to the amount of time from the date of the Grant to the date of such event in relationship to the date specified in the Grant Letter for exercise.

          (e) Manner of Exercise.  A Grantee may exercise the exercisable
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portion of an Option, in whole or in part at any time by delivering a written notice of exercise to the Board with accompanying payment of the option price in cash.

          (f) Termination, Disability or Death.
              --------------------------------

              (i) In the event the Grantee ceases to be an associate of the Company, as applicable, for any reason other than death, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months and one day (three months in the case of Incentive Stock Options) of the date on which he ceases to be an associate (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period; provided, however, that in the case of a Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year (except as the Board may otherwise provide in the Grant Letters).

              (ii) In the event of the death of the Grantee (i) while he is an associate of the Company, or (ii) within not more than three months of the date on which he ceases to be an associate (or within such other period of time as may be specified in the Grant Letter), any Option which was otherwise exercisable by the Grantee at the date of death may be exercised by his personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

          (g) Limits on Incentive Stock Options.  Each Grant of an Incentive
              ---------------------------------
Stock Option shall provide that it is not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and is exercisable during the Grantee's lifetime, only by the Grantee and that the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company.

     6.  Transferability of Options and Grants
         -------------------------------------

          Only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the right of the Grantee ("Successor Grantee") may exercise such rights. A

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Successor Grantee must furnish proof satisfactory to the Company of his or her right to the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     7.  Amendment and Termination of the Plan
         -------------------------------------

          (a) Amendment.  The Board of Directors may amend or terminate the Plan
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at any time; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan
(other than by operation of Section 3(b)), or materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board of Directors shall not amend the Plan if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option under the Plan to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c).

          (b) Termination of Plan.  The Plan shall terminate on the tenth
              -------------------
anniversary of its effective date unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders.

          (c) Termination and Amendment of Outstanding Grants.
              -----------------------------------------------

              (i) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be amended by agreement of the Company and the Grantee consistent with the Plan.

              (ii) The Board shall have the authority to effect at any time and from time to time, with the consent of the affected Grantees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock but, in the case of incentive stock options, having a purchase price not less than the fair market value of a share of Common stock on the new date of the Grant. The Board may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under the Plan of a new Option for the same or a different number or shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a Grant of a new Option to such Grantee. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Board at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

     8.  Rights of Participants.
         ----------------------

          Nothing in this Plan shall entitle any Participant or the person to any claim or right to be granted an Option under this Plan. Neither this Plan or any action taken hereunder shall be construed as giving any Participant any rights to be retained in the employ of the Company.

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    9.   Withholding of Taxes.
         --------------------

          The Company shall have the right to deduct from a Participant's cash wages or fees any federal, state or local taxes required by law to be withheld with respect to the exercise of an Option, or the Participant or other person receiving shares upon the exercise of an Option shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to exercise.

    10.  Grant Letters to Participants.
         -----------------------------

          Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Board shall approve, including conditions and limits of such grant stated directly or in reference to this Plan.

    11.  Requirements for Issuance of Shares.
         -----------------------------------

          No Common Stock shall be issued or transferred pursuant to any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Board and the Grantee has executed a shareholders' agreement with the Company, a copy of the form of which is attached hereto as Exhibit "A" (the "Shareholders' Agreement"). The Board shall have the right to condition any Grant of an Option made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Common Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, or as provided in the Shareholders' Agreement, and certificates representing such shares may bear a legend to reflect any such restrictions.

    12.  Headings.
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          Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

    13.  Effective Date of the Plan.
         --------------------------

          This plan shall be effective as of April 26, 1995.

    14.  Miscellaneous.
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          (a) Substitute Grants.  The Board may make a Grant to an associate of
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another corporation who becomes a Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Board shall prescribe the provisions of the substitute Grants.

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          (b) Compliance with Law. The Plan, the exercise of Grants and the
              -------------------
     obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

          (c) Ownership of Stock.  A Grantee or Successor Grantee shall have no
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rights as a shareholder with respect to any shares of Common Stock covered by a
Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company upon the exercise or partial exercise of the Option.

          (d) Choice of Law.  The Plan, Options granted hereunder and the
              -------------
exercise of Options are governed by the laws of the Commonwealth of Massachusetts.

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